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SUNTRUST BANKS, INC.
CORPORATE TRUST DIVISION
ATLANTA, GEORGIA (404) 588-7191
ORLANDO, FLORIDA (407) 237-6720
NASHVILLE, TENNESSEE (615) 748-4745
RICHMOND, VIRGINIA  (804) 782-5170
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SUNTRUST


                                                            September 29, 2000

Dear Customer:

Most corporate trust accounts with us are periodically invested in The STI Classic U.S. Treasury Securities Money Market Fund, Institutional Shares, Corporate Trust Class. This AAA rated fund, managed by an affiliate of SunTrust, is one of our family of funds for which a special shareholder meeting is being held on October 27, 2000.

The changes being proposed, for which you are being asked to vote by proxy, will not impact the fund in any material way. For our customers who are public bodies, we want particularly to let you know that there is no diminishment of liquidity, security or rating in the proposal. It still meets all the requirements for public investing.

The proposal seeks to allow, for example, securities lending by the funds. In point of fact, for the fund used by Corporate Trust accounts (including yours), this is not a change. The type of securities held in the U.S. Treasury Securities Fund are not typically lent, but if they were, that function would operate like a secured repurchase agreement, which is permitted for public entities.

We try not to bother our customers with routine paperwork on investment matters, but we would appreciate your cooperation in passing the election of the new trustees as well as the policy amendments. Please call me at 1-800-432-4760, ext. 4164 if you have questions. Thank you for your consideration and for your business.

Sincerely,

Geraldine P. Kail
Senior Vice President